Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-264193), as filed with the Securities and Exchange Commission, of our report dated June 26, 2023, with respect to the consolidated balance sheets of Modular Medical, Inc. as of March 31, 2023 and 2022 and the related consolidated statements of operations, stockholders’ equity/(deficit), and cash flows for the years then ended.

/s/ Farber Hass Hurley LLP

Chatsworth, California

June 26, 2023